UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2011

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Helen of Troy Limited (the “Company”) currently plans to hold its 2011 Annual General Meeting of the Shareholders (the “2011 Annual Meeting”) at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, October 11, 2011, at 1:00 p.m., Mountain Daylight Time.  Shareholders of record as of the close of business on August 22, 2011 are entitled to notice of and to vote at the 2011 Annual Meeting.

The 2011 Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2010 Annual General Meeting of  the Shareholders.  As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has set a new deadline for the receipt of any shareholder proposals for inclusion in the Company’s proxy materials for the 2011 Annual Meeting.  The new deadline for the submission of the shareholder proposals pursuant to Rule 14a-8 is the close of business on August 18, 2011.  The Company has also set the close of business on August 18, 2011 as the deadline for submission of shareholder proposals submitted outside of the process for proposals subject to Rule 14a-8.

All such shareholder proposals should be received at the executive offices of the Company on or before the applicable deadline.   Proposals submitted pursuant to Rule 14a-8 will also need to comply with the rules of the Securities and Exchange Commission regarding inclusion of shareholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with the applicable requirements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: August 8, 2011	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer